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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the 1,618 Class A Common Shares of The Reynolds and Reynolds Company on Form S-3 of our report dated November 11, 1996 (November 19, 1996 as to Note
13)appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Dayton, Ohio
December 4, 1997


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